Certified Copy 9/8/2026 9:27:53 AM Work Order Number: W2026090800486 Reference Number: 20266025285 Through Date: 9/8/2026 9:27:53 AM Corporate Name: DeFi Development Corp. The undersigned filing officer hereby certifies that the attached copies are true and exact  copies of all requested statements and related subsequent documentation filed with the   Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20266025071 Amended Certification of Stock Designation After Issuance of Class/Series - 09/08/2026 2       Certified By: Ashley Popham Certificate Number: B202609086943818 You may verify this certificate  online at  https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR  Nevada Secretary of State   FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

Filed in the Office of Secretary of State State Of Nevada Business Number E58499032026-5 Filing Number 20266025071 Filed On 9/8/2026 8:07:00 AM Number of Pages 2